UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015 (June 18, 2015)

SYSOREX GLOBAL HOLDINGS CORP.

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2015, Sysorex Global Holdings Corp. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted to: (1) elect seven directors to the Company’s board of directors; (2) approve an amendment to the Company’s Amended and Restated 2011 Employee Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized for awards under the Plan by 3,000,000 to a total of 6,195,773 shares, subject to annual increases; and (3) ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The proposals were approved based on the voting results as follows:

Proposal 1: Election of Seven Directors

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Abdus Salam Qureishi	6,163,932	75,095	1,582,648	5,114,765
Nadir Ali	7,754,614	28,614	38,447	5,114,765
Geoffrey Lilien	7,469,973	87,463	264,239	5,114,765
Leonard Oppenheim	7,688,718	105,225	27,732	5,114,765
Thomas Steding	7,189,448	2,267	629,960	5,114,765
Kareem Irfan	7,127,835	63,880	629,960	5,114,765
Tanveer Khader	7,130,115	61,600	629,960	5,114,765

Proposal 2: Approve an amendment to the Sysorex Global Holdings Corp. Amended and Restated 2011 Employee Stock Incentive Plan (the “Plan”) increasing the number of shares of common stock authorized for awards under the Plan by 3,000,000 to a total of 6,195,773 shares, subject to annual increases

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,943,756	709,071	168,848	5,114,765

Proposal 3: Ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015

Votes For	Votes Against	Abstentions
12,684,409	33,062	218,969

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX GLOBAL HOLDINGS CORP.

Date: June 24, 2015	By:	/s/ Nadir Ali
Name: Nadir Ali Title: Chief Executive Officer

3